                                                                     EXHIBIT 11.1
                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA
                                                 Year Ended December 31,
                                       -----------------------------------------
                                           1996           1995           1994
                                       -----------    -----------    -----------
Earnings from continuing operations    $17,051,000    $ 7,733,000    $ 7,455,000
Earnings (loss) from discontinued
  operations                               (13,000)       143,000     (2,934,000)
                                       -----------    -----------    -----------
Net earnings                           $17,038,000   $ 7,876,000    $ 4,521,000
                                       ===========    ===========    ===========
Weighted average number
  of shares outstanding
  during the period                     11,220,380     11,478,779     12,127,481
                                       ===========    ===========    ===========
Earnings (loss) per common share:
  Continuing operations                $      1.52    $      0.68    $      0.61
  Discontinued operations                        -           0.01          (0.24)
                                       -----------    -----------    -----------
Net earnings                           $      1.52    $      0.69    $      0.37
                                       ===========    ===========    ===========
Additional Primary Computation
------------------------------
Earnings from continuing operations    $17,051,000    $ 7,733,000    $ 7,455,000
Earnings (loss) from discontinued
  operations                               (13,000)       143,000     (2,934,000)
                                       -----------    -----------    -----------
Net earnings                           $17,038,000    $ 7,876,000    $ 4,521,000
                                       ===========    ===========    ===========

Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above          11,220,380     11,478,779     12,127,481
        Add - dilutive effect of
          outstanding options(a)           115,964         40,541         31,821
                                       -----------    -----------    -----------
Weighted average number of shares
  outstanding as adjusted               11,336,344     11,519,320     12,159,302
                                       ===========    ===========    ===========
Earnings (loss) per common share:(b)
  Continuing operations                $      1.50    $      0.67    $      0.61
  Discontinued operations                        -           0.01          (0.24)
                                       -----------    -----------    -----------
Net earnings                           $      1.50    $      0.68    $      0.37
                                       ===========    ===========    ===========
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                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                 Year Ended December 31,
                                       -----------------------------------------
                                           1996           1995          1994
                                       -----------    -----------    -----------
Fully Diluted Computation
-------------------------
Earnings from continuing operations    $17,051,000    $ 7,733,000    $ 7,455,000
Earnings (loss) from discontinued
  operations                               (13,000)       143,000     (2,934,000)
                                       -----------    -----------    -----------
Net earnings                           $17,038,000    $ 7,876,000    $ 4,521,000
                                       ===========    ===========    ===========
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above          11,220,380     11,478,779     12,127,481
        Add - dilutive effect of
          outstanding options(a)           123,007        103,084         33,456
                                       -----------    -----------    -----------
Weighted average number of shares
  outstanding as adjusted               11,343,387     11,581,863     12,160,937
                                       ===========    ===========    ===========

Earnings (loss) per common share:(b)
  Continuing operations                $      1.50    $      0.67    $      0.61
  Discontinued operations                        -           0.01          (0.24)
                                       -----------    -----------    -----------
Net earnings                           $      1.50    $      0.68    $      0.37
                                       ===========    ===========    ===========

(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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